EXHIBIT 4.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm under the caption
"Experts-Independent Registered Public Accounting Firm" and to the use of our report dated February 16, 2006 in the Amendment No. 1 to the Registration Statement (File No. 333-131864) and related Prospectus of Claymore Securities Defined Portfolios, Series 280.




                                                          /s/ Grant Thornton LLP
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                                                              GRANT THORNTON LLP

Chicago, Illinois
February 16, 2006